UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 8, 2006
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-50180	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 1410 - 800 West Pender Street
Vancouver, British Columbia Canada	V6C 2V6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1        REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01        Entry into a Material Definitive Agreement.

We have signed an amendment to the option agreement dated February 17, 2006 with Bluerock Resources Ltd. (“Bluerock”) on the Khavtsal property in Mongolia.

The new agreement takes work commitments and payments to Uranerz Energy Corporation to half the previous agreed terms coupled with an overall increase in Bluerock’s total earned interest in the Khavstal Property.

  Further cash payments drop from US $150,000 to US $75,000,

  Work Commitments drop from US $3,000,000 to US $1,500,000.

  Upon completion of these terms and conditions Bluerock Resources Ltd. will have earned a total interest of 70%, up from a previously agreed 55%.

  Upon Completion of a feasibility study, Uranerz Energy Corporation retains the right to buy back 21% of the 70% by making payments for defined measured and inferred resources.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

	By:	/s/ “Aileen Lloyd”
DATE: September 12, 2006		AILEEN LLOYD
Corporate Secretary